Filed Under Rule 424(b)(3), Registration Statement No. 333-136681
Pricing Supplement Number 2 Dated 05/12/2008
(To: Prospectus Dated April 28, 2008 and Prospectus Supplement Dated: August 16, 2006)

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WAF3	100.000%	0.400%	[ ]	FIXED	4.200%	SEMI-ANNUAL	06/15/2010	12/15/2008	$24.50	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WAG1	100.000%	0.625%	[ ]	FIXED	4.300%	SEMI-ANNUAL	05/15/2011	11/15/2008	$21.50	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WAH9	100.000%	0.750%	[ ]	FIXED	4.800%	SEMI-ANNUAL	06/15/2012	12/15/2008	$28.00	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WAJ5	100.000%	1.000%	[ ]	FIXED	4.900%	SEMI-ANNUAL	06/15/2013	12/15/2008	$28.53	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WAK2	100.000%	1.100%	[ ]	FIXED	5.000%	SEMI-ANNUAL	05/15/2014	11/15/2008	$25.00	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WAL0	100.000%	1.200%	[ ]	FIXED	5.100%	SEMI-ANNUAL	05/15/2015	11/15/2008	$25.50	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

International Lease Finance Corporation	Trade Date: Monday, May 12, 2008 @12:00 PM ET
Settle Date: Thursday, May 15, 2008
Minimum Denomination/Increments: 1 Note/1 Note
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is a registered trademark of Incapital Holdings LLC.  All rights reserved

International Lease Finance Corporation $1,000,000,000.00 International Lease Finance Corporation InterNotes Prospectus Dated 28-Apr-08 and Prospectus Supplement Dated: 16-Aug-06